EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

Archer-Daniels-Midland Company
Subsidiaries of the Registrant
December 31, 2016

The following is a list of the Company's subsidiaries as of December 31, 2016, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

Entity Name	Country	Domestic Jurisdiction
ADM Ag Holding Limited	British Virgin Islands
ADM Agri-Industries Company	Canada
ADM Agro Iberica S.L.U.	Spain
ADM Agro Industries India Private Limited	India
ADM Agro Industries Latur & Vizag Private Limited	India
ADM Agro-Investimentos Ltda.	Brazil
ADM Alliance Nutrition of Puerto Rico, LLC	Puerto Rico
ADM Americas S. de R.L.	Panama
ADM Andina Perua S.R.L.	Peru
ADM ANTWERP NV	Belgium
ADM Argentina S.A.	Argentina
ADM Arkady Ireland Limited	Ireland
ADM Arkady Limited	United Kingdom
ADM Asia-Pacific Trading Pte. Ltd.	Singapore
ADM Australia Holdings I Pty Limited	Australia
ADM Beteiligungsgesellschaft mbH	Germany
ADM Bio Science & Technology (Tianjin) Co. Ltd.	China
ADM Bio-Productos, S.A. de C.V.	Mexico
ADM Caribbean, Inc.	St. Lucia
ADM Chile Comercial Limitada	Chile
ADM Clinton BioProcessing, Inc.	United States	Iowa
ADM Crop Risk Services Inc.	United States	Illinois
ADM Czernin S.A.	Poland
ADM Direct Polska Sp. z o.o.	Poland
ADM do Brasil Ltda.	Brazil
ADM Dominican Holdings, Inc.	United States	Delaware
ADM Edible Bean Specialties, Inc.	United States	Michigan
ADM Europe Holdco S.L.	Spain
ADM European Holdings, LLC	United States	Delaware
ADM European Management Holding GmbH	Germany
ADM Expatriate Services, Inc.	United States	Delaware
ADM Export Co.	United States	Delaware
ADM German Holdings BV	Netherlands
ADM Germany GmbH	Germany

Entity Name	Country	Domestic Jurisdiction
ADM Grain River System, Inc.	United States	Delaware
ADM Hamburg Aktiengesellschaft	Germany
ADM Holdings LLC	United States	Delaware
ADM Hungary Agro Trading LLC	Hungary
ADM Insurance Company	United States	Arizona
ADM International Holdings, Inc.	United States	Delaware
ADM International Sàrl	Switzerland
ADM Interoceanic Ltd	Mauritius
ADM Investments GmbH	Germany
ADM Investments Limited	Cayman Islands
ADM Investor Services International Limited	United Kingdom
ADM Investor Services, Inc.	United States	Delaware
ADM Ireland Holdings Ltd.	Ireland
ADM Ireland Receivables Company Limited	Ireland
ADM Japan Ltd.	Japan
ADM Luxembourg SARL	Luxembourg
ADM Mainz GmbH	Germany
ADM Malbork S.A.	Poland
ADM Management, Ltd	Cayman Islands
ADM Medsofts Sarl	Switzerland
ADM Mexico S.A. de C.V.	Mexico
ADM Mexico, Inc.	United States	Delaware
ADM Milling Co.	United States	Minnesota
ADM Milling Limited	United Kingdom
ADM Paraguay SRL	Paraguay
ADM Prague S.R.O.	Czech Republic
ADM Pura Limited	United Kingdom
ADM Receivables, LLC	United States	Delaware
ADM Rice, Inc.	United States	Delaware
ADM Ringaskiddy Unlimited Company	Ireland
ADM Romania Logistics SRL	Romania
ADM Romania Trading SRL	Romania
ADM Rothensee GmbH & Co. KG	Germany
ADM Specialty Ingredients (Europe) BV	Netherlands
ADM Spyck GmbH	Germany
ADM Szamotuly Sp. z o.o.	Poland
ADM Trading (Germany) GmbH	Germany
ADM Trading Australia Pty. Ltd.	Australia
ADM Trading Company	United States	Delaware
ADM Transportation Company	United States	Delaware
ADM Trucking, Inc.	United States	Delaware
ADM Uruguay SCA	Uruguay
ADM Wild Europe GmbH & Co. KG	Germany

Entity Name	Country	Domestic Jurisdiction
ADM Wild Ingredients GmbH	Germany
ADM Wild Nauen GmbH	Germany
ADM Worldwide Holdings L.P.	Cayman Islands
ADMIC Investments N.V.	Curacao
ADMIS Holding Company, Inc.	United States	Delaware
ADMIS Hong Kong Limited	Hong Kong
ADMIS Singapore Pte. Limited	Singapore
ADM-SAO S.A.	Bolivia
Agri Port Services Investments Ltd.	Cayman Islands
Agri Port Services, LLC	United States	Delaware
Agrinational Insurance Company	United States	Vermont
Agrinational Ltd	Cayman Islands
Agrograin, Ltd.	Cayman Islands
Alfrebro, LLC	United States	Ohio
Alfred C. Toepfer International Argentina S.R.L.	Argentina
Alfred C. Toepfer International Netherlands B.V.	Netherlands
Alfred C. Toepfer Produkten Sarl	Switzerland
American River Transportation Co., LLC	United States	Delaware
AMT West LLC	United States	Delaware
Amylum Nisasta Sanayi Ticaret Anonim Sirketi	Turkey
Archer Daniels Midland (UK) Limited	United Kingdom
Archer Daniels Midland Asia-Pacific Limited	Hong Kong
Archer Daniels Midland Company South Africa (Pty) Ltd.	South Africa
Archer Daniels Midland Erith Limited	United Kingdom
Archer Daniels Midland Europe B.V.	Netherlands
Archer Daniels Midland Europoort B.V.	Netherlands
Archer Daniels Midland Finance B.V.	Netherlands
Archer Daniels Midland Investments (UK) Limited	United Kingdom
Archer Daniels Midland Nederland B.V.	Netherlands
Archer Daniels Midland Singapore Pte. Ltd.	Singapore
Arinos Unlimited	Trinidad
Arkady Grain Limited	Ireland
AT Holdings II Company	United States	Delaware
Barbados Mills Limited	Barbados
Bela Vista Bio Etanol Participacoes Ltda.	Brazil
Controladora ADM, S.A. DE C.V.	Mexico
Eaststarch C.V.	Netherlands
Eatem Corporation	United States	New Jersey
Global Cocoa Holdings Ltd.	Cayman Islands
Golden Peanut and Tree Nut Seed SA (Pty) Ltd.	South Africa
Golden Peanut Argentina S.A.	Argentina
Golden Peanut Company, LLC	United States	Georgia
GP Blanching, Inc.	United States	Georgia

Entity Name	Country	Domestic Jurisdiction
Harrold Terminal, LLC	United States	South Dakota
HFR Shipping Company Ltd.	The Republic of the Marshall Islands
HPE Shipping Company Ltd.	The Republic of the Marshall Islands
HRA Shipping Company Ltd.	The Republic of the Marshall Islands
HTI Shipping Company Ltd.	The Republic of the Marshall Islands
IMEZ B.V.	Netherlands
Jamaica Flour Mills Limited	Jamaica
Jip Hong International (H.K.) Limited.	Hong Kong
LLC ADM Trading Ukraine	Ukraine
Medsofts Company LLC	Egypt
Medsofts for Importation LLC	Egypt
Medsofts for Investment LLC	Egypt
Medsofts for Trade LLC	Egypt
Minmetal S.R.L.	Romania
Mundo Scheepvaart B.V.	Netherlands
Naviera Chaco S.R.L.	Paraguay
North Star Shipping S.R.L.	Romania
NRG, Inc.	United States	Illinois
Olenex C.V.	Netherlands
Omega Capital S.R.L.	Romania
Premiere Agri Technologies Asia, Inc.	United States	Delaware
Premiere Agri Technologies of Mexico, Inc.	United States	Delaware
Pura Foods Limited	United Kingdom
Sartco Ltda.	Brazil
Southern Cellulose Products, Inc.	United States	Tennessee
Soy Investors, LLC	United States	Iowa
Specialty Commodities, Inc.	United States	North Dakota
Szabadegyhazai Szolgaltato es Vagyonkezeklo KFT	Hungary
Wild Affiliated Holdings, Inc.	United States	Nevada
Wild Amazon Flavors Ltda.	Brazil
Wild do Brasil Ltda.	Brazil
Wild Flavors (Beijing) Ltd.	China
Wild Flavors International GmbH	Switzerland
Wild Flavors Singapore Pte. Ltd.	Singapore
Wild Flavors, Inc.	United States	Delaware
Wild Intermare GmbH	Germany
Wild Juice B.V.	Netherlands
Wild K.K.	Japan
Wild Russia LLC	Russia
Wild Valencia S.A.	Spain